Exhibit 4.22

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15 OF THE INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

REGISTERED

No.	$

CUSIP

SLM CORPORATION

EdNotesSM

due                     , 20

(Floating Rate — LIBOR)

Original Issue Date: , 20	Interest Determination Date:

Maturity Date: , 20	Interest Payment Dates: *

Interest Rate Basis: LIBOR	Interest Accrual Period: **

Index Maturity: Months	Maximum Interest Rate: Maximum permitted by law

Designated LIBOR Page: LIBOR Moneyline Telerate	Spread: %

Redeemable On and After:	Initial Interest Rate: %

Survivor’s Option:	Original Issue Discount Note:
(If yes, the attached Survivor’s Option Rider is incorporated into this Note)

Issue Price (expressed as a percentage aggregate principal amount): %:	Accrual Method: Actual/360 (Payment Basis)

*	, , and of each year, except that the first Interest Payment Date is , 20 , and the Maturity Date.

**	The period from and including the previous Interest Payment Date (or Original Issue Date, in the case of the first Interest Accrual Period) through the calendar day before the current Interest Payment Date (or Maturity Date, in the case of the last Interest Accrual Period).

SLM CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount shown above, on the Maturity Date shown above, and interest on the principal amount shown above at the rate per annum equal to the Initial Interest Rate shown above on the first Interest Payment Date shown above and thereafter at a rate determined in accordance with the provisions on the reverse of this Note, until the principal of this Note is fully paid or duly made available for payment.

The Company will pay interest on each Interest Payment Date and on the Maturity Date, provided if any Interest Payment Date, other than the Maturity Date, would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed until the next calendar day that is a Business Day. If the Maturity Date is a day that is not a Business Day, principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on the Maturity Date, and no interest on such payment will accrue from or after the Maturity Date. “Business Day” means (i) with respect to calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business, and (ii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York are authorized or obligated by law, regulation or executive order to remain closed.

The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates referred to above, will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, provided that interest payable on the Maturity Date will be paid to the Person to whom the principal of this Note is payable. The “Regular Record Date” for each payment of interest is the first day of the calendar month in which the Interest Payment Date occurs, except that the Regular Record Date for the final Interest Payment Date will be the final Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date will cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the EdNotes Trustee (as defined on the reverse of this Note), notice of which will be given to the Holder of this Note not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company will pay interest at the applicable interest rate (calculated on each Interest Determination Date) on overdue principal and, to the extent permitted by law, on overdue interest.

Payments of principal and interest will be made at the office or agency of the EdNotes Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt, by check mailed to the address of the Person entitled thereto as such address appears in the Register for this Note, provided that so long as this Note is represented by a Global Security, each payment will be made by wire transfer of immediately available funds, if the Holder has provided the EdNotes Trustee appropriate instructions for such payment.

The principal of this Note and interest due at maturity will be paid upon maturity by wire transfer of immediately available funds against presentation of this Note at the office or agency of the EdNotes Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE OF THIS NOTE, WHICH FURTHER PROVISIONS FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE OF THIS NOTE.

This Note is governed by and will be construed in accordance with the laws of the State of New York.

Unless the certificate of authentication on this Note has been executed by Deutsche Bank Trust Company Americas, the EdNotes Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                     , 20

SLM CORPORATION

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as EdNotes Trustee

By:
Authorized Signature

[Reverse of Note]

SLM CORPORATION

EdNotesSM

due                     , 20

(Floating Rate — LIBOR)

[REVERSE OF NOTE]

This Note is one of a duly authorized series of notes of the Company issued and to be issued under the Indenture, dated as of October 1, 2000 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee, the Fourth Supplemental Indenture, dated as of January 16, 2003, the Amended Fourth Supplemental Indenture, dated as of December 17, 2004 and the Second Amended Fourth Supplemental Indenture, dated as of July 22, 2008 (the “Supplemental Indentures”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “EdNotes Trustee”), for the Medium Term Notes, Series B, also known as “EdNotes” (the “Notes”) (the Base Indenture and the Supplemental Indenture, as each are amended or supplemented from time to time, collectively, the “Indenture”). Reference is made to the Indenture for a statement of the respective rights and limitations of rights thereunder of the Company, the EdNotes Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Note have the meanings ascribed to them in the Indenture. The term “Company”, as used in this Note, includes any successor to the Company under the Indenture.

This Note is designated as a Medium Term Note, Series B due                     , 20    . The Interest Accrual Period for each Interest Payment Date begins on each Interest Payment Date and ends on the calendar day before the next Interest Payment Date, provided that the first Interest Accrual Period begins on                     , 20     and ends on                     , 20    , the calendar day before the first Interest Payment Date. Commencing with the first Interest Determination Date, and thereafter on each succeeding Interest Determination Date, the rate at which interest on this Note is payable will be adjusted. Each such adjusted rate will be applicable to the Interest Accrual Period to which it relates. Unless otherwise provided in the pricing supplement applicable to a particular issuance of Notes (“Pricing Supplement”), interest will be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. All percentages resulting from any calculations will be carried to five decimal places (that is, to the one hundred-thousandths place), with five one-millionths being rounded upwards, if necessary. In addition, the interest rate on this Note will in no event be higher than the maximum rate, if any, permitted by applicable law.

Subject to applicable law and except as specified in this Note, the rate of interest on this Note for each Interest Accrual Period after the first will be              -month LIBOR, [plus] [minus] the Spread (all as shown on the face of this Note). Interest for the first Interest Accrual Period will be [            ].

The EdNotes Trustee will calculate the interest payable on this Note in accordance with the foregoing and will confirm in writing such calculation to the Company and the EdNotes Paying Agent (if other than the EdNotes Trustee) immediately after each determination. All determinations made by the EdNotes Trustee will be, in the absence of manifest error, conclusive for all purposes and binding on the Company and the Holders of the Notes. At the request of the Holder, the EdNotes Trustee will provide to the Holder the interest rate on this Note then in effect and, if determined, the interest rate which will become effective as of the next Interest Accrual Period. Unless otherwise set forth in the Pricing Supplement, the “calculation agent” will be the Company.

[             -month] LIBOR, for any Interest Accrual Period, is the London interbank offered rate for deposits in U.S. dollars having a maturity equal to the Index Maturity, commencing on the first day of the Interest Accrual Period, which appears on Moneyline Telerate Page 3750 as of 11:00 a.m. London time, on the related Interest Determination Date. If this rate does not appear on Moneyline Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that Interest Determination Date, to prime banks in the London interbank market by the Reference Banks. “Reference Banks” means four major banks in the London interbank market selected by the calculation agent. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York time, on that Interest Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations,              -month LIBOR in effect for the applicable Accrual Period will be              -month LIBOR in effect for the previous Accrual Period, in accordance with its terms. Moneyline Telerate Page 3750 is the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

If this Note is subject to a lock-in period, such lock-in period will be set forth in the applicable Pricing Supplement.

If no redemption right is set forth on the face of this Note, this Note may not be redeemed at the option of the Company prior to the Maturity Date. If a redemption right is set forth on the face of this Note, this Note may be redeemed at the option of the Company on any Business Day on and after the date, if any, specified on the face of this Note (each, a “Redemption Date”). This Note may be redeemed on any Redemption Date in whole or in part in increments of $1,000 at a redemption price equal to 100% of the principal amount to be redeemed (except if this Note is Original Issue Discount, as described below), together with interest on this Note payable to, but excluding, the applicable Redemption Date, on notice given by the Company to the EdNotes Trustee at least ten (10) days prior to the proposed Redemption Date and to the Holder of this Note at least five (5) days prior to the proposed Redemption Date.

If no repayment right by Survivor’s Option is set forth on the face of this Note, this Note may not be repaid at the option of the Holder prior to the Maturity Date. If a repayment right by Survivor’s Option is set forth on the face of this Note, this Note will be repayable in whole or in part on the terms set forth in the Survivor’s Option Rider attached to this Note.

In the event of redemption or repayment of this Note in part only, a new Note or Notes of like tenor in the aggregate principal amount to and in exchange for the portion of this Note that is not redeemed or repaid will be issued in the name of the Holder of this Note upon its cancellation.

As described on the face of this Note, the entire principal amount of this Note (except if this Note is Original Issue Discount, as described below) will be due and payable on the Maturity Date, which amount includes accrued amortization of original issue discount, if any. If an Event of Default occurs and is continuing, the EdNotes Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Notes, by notice to the Company and the EdNotes Trustee, may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

If this Note is specified on the face of this Note to be Original Issue Discount, the amount of principal payable to the Holder of this Note in the event of redemption, repayment upon exercise of Survivor’s Option or acceleration of maturity will be such portion of the principal amount as may be specified, or determined as specified, in the terms of the Notes and in the Pricing Supplement, with the amount of interest payable equal to any unpaid interest accrued on this Note to, but not including, the Redemption Date, date of repurchase upon exercise of Survivor’s Option or date of acceleration of maturity, as applicable.

The Indenture permits, with certain exceptions as provided in the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the EdNotes Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer of, exchange for or substitution of this Note, whether or not notation of such consent or waiver is made upon this Note. In determining whether the Holders of the requisite principal amount of Notes have given, made or taken any action under the Indenture, the principal amount of any Note that is Original Issue Discount which is deemed to be outstanding will be the amount of the principal of such Note which would be due and payable if the maturity date of such Note had been accelerated to such date.

Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference in this Note to the Indenture and no provision of this Note or the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, prescribed in this Note.

As provided in the Indenture and subject to certain limitations set forth in the Indenture, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder of this Note or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations set forth in the Indenture, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the due presentment of this Note for registration of transfer, the Company, the EdNotes Trustee and any agent of the Company or the EdNotes Trustee may treat the Person in whose name this Note is registered as the owner of this Note for all purposes, whether or not this Note is overdue, and neither the Company, the EdNotes Trustee nor any such agent will be affected by notice to the contrary.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

Assignment

FOR VALUE RECEIVED, the undersigned

hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature Guarantee)

C-10